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                                                                   EXHIBIT 99.1

PROXY                         BANC ONE CORPORATION                        PROXY

          This Proxy is solicited on behalf of the Board of Directors
                 SPECIAL MEETING OF SHAREHOLDERS, June 26, 1997

        The undersigned shareholder of BANC ONE CORPORATION hereby appoints Richard R. Murphey, Jr., Karl E. Case and George R.L. Meiling and each of them, Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of BANC ONE CORPORATION Common Stock held of record by the undersigned as of May 6, 1997 at the Special Meeting of Shareholders to be held on June 26, 1997 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2 and according to the judgment of the proxies with respect to any other business that may come before the meeting or any adjournment thereof.


     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" Proposals 1 and 2.

             PLEASE VOTE, SIGN AND DATE, AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reserve side)

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                              BANC ONE CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                   (This Proxy is continued from other side)

1. Approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger of First USA, Inc. and BANC ONE CORPORATION.

   For   Against   Abstain
   / /     / /      / /

2. Adoption of the Amendment to the Amended Articles of Incorporation of BANC ONE CORPORATION to increase to 950,000,000 the number of authorized shares of Common Stock of BANC ONE CORPORATION.

   For   Against   Abstain
   / /     / /      / /


The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement-Prospectus, each dated May 12, 1997.


Please mark, date and sign exactly as your name appears above and return in the enclosed envelope. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Dated: __________________________________________________________________, 1997

_______________________________________________________________________________
Signature


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